Exhibit 14(a)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement and related Statement of Additional Information on Form N-14 of our report dated October 21, 2011, relating to the financial statements of Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds, and to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Rothstein Kass

Rothstein Kass

Walnut Creek, California

October 5, 2012